Exhibit 99.1

Entercom Communications Corp.

Prices $220 Million of Senior Notes

(Bala Cynwyd, Pa. November 21, 2011) Entercom Communications Corp. (“Entercom” or the “Company”) (NYSE: ETM) announced today that its wholly owned finance subsidiary Entercom Radio, LLC (“Entercom Radio”) has priced $220 million aggregate principal amount of 10 1/2% senior notes due 2019 (“Notes”) in a private placement. The Notes will be sold at a price equal to 98.672% of their face value. The sale of the Notes is expected to close on November 23, 2011, subject to customary closing conditions.

The sale of the Notes is contingent upon the entry into a new $425 million senior secured credit facility (the “New Credit Facility”) by Entercom Radio, as borrower, which will be guaranteed by Entercom and certain of Entercom Radio’s existing and future subsidiaries. The New Credit Facility consists of a new revolving credit facility in an aggregate amount of $50 million outstanding at any time and a new term loan (“New Term Loan”) in an aggregate amount of $375 million. Borrowings under the New Term Loan may be made at LIBOR plus an initial spread of 5.0% or at a base rate plus an initial spread of 4.0%, provided that there will be a LIBOR floor of 1.25%. Entercom Radio intends to use the net proceeds from the offering, together with initial borrowings under the New Credit Facility and cash and cash equivalents, to repay its existing senior secured credit facilities and to pay fees and expenses in connection with the offering and the New Credit Facility.

The Notes will be guaranteed on a senior unsecured basis by Entercom and all of Entercom Radio’s existing and future domestic, restricted subsidiaries that guarantee Entercom Radio’s debt under its New Credit Facility, other than Entercom Radio’s subsidiaries that hold no material assets other than Entercom’s FCC licenses, which will guarantee the Notes on a senior subordinated basis.

The Notes, the Entercom guarantee and the subsidiary guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from the registration requirements. This offering will be made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Entercom Communications Corp. is the fourth largest radio broadcasting company in the United States, with a nationwide portfolio in excess of 100 stations in 23 markets, including San Francisco, Boston, Seattle, Denver, Portland, Sacramento and Kansas City.

Note Regarding Forward-Looking Statements

The information in this news release is being widely disseminated in accordance with the Securities and Exchange Commission’s Regulation FD.

This news announcement contains certain forward-looking statements that are based upon current expectations and certain unaudited pro forma information that is presented for illustrative purposes only and involves certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Additional information and key risks are described in the Company’s filings on Forms 8-K, 10-Q and 10-K with the Securities and Exchange Commission. Readers should note that these statements might be impacted by several factors including changes in the economic and regulatory climate and the business of radio broadcasting, in general. Accordingly, the Company’s actual performance may differ materially from those stated or implied herein. The Company assumes no obligation to publicly update or revise any forward-looking statements.

Contact:

Steve Fisher

Executive Vice President – Operations and Chief Financial Officer

610-660-5647

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